Exhibit 99.2

STRATEGIC REVIEW RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Announces Next Phase of Strategic Review Process

Strategic business and financial alternatives considered may include monetization of assets, strategic partnerships and/or the acquisition of the remaining parts of Sprout Organics through an equity/debt transaction

LAVAL, QUÉBEC, CANADA – August 4, 2023 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company specializing in plant-based, sustainable, and purpose-driven lifestyle brands, announced today that its Board of Directors (the “Board”) has initiated Phase II of a comprehensive review and evaluation of strategic options for the Company to unlock and maximize shareholder value. This phase will encompass consideration of all available strategic business and financial alternatives, which may include, but is not limited to, the monetization of assets, strategic partnerships, and/or the acquisition of the remaining parts of Sprout Organics through an equity/debt transaction.

"In 2021, we embarked on Phase I of our strategic review, a phase centered around streamlining our operations, maximizing resources, and realizing annualized cost savings. An essential part of this was the strategic divestiture and disposal of non-core assets to set the stage for our long-term goals. While we made significant strides, we recognize there's more to be accomplished. The Board and management deem it prudent to promptly commence the next phase of our strategic review process," stated Michael Cammarata, CEO and President of Neptune Wellness Solutions. "As a business, Neptune Wellness occupies a distinctive position in the current market landscape, providing an innovative platform solution that bridges brands and consumers. Our acquisition of a majority stake in Sprout Organics in 2021 and the subsequent progress we've made only serve to highlight the innovative potential of this approach."

Julie Phillips, Chair of the Board, added, "Phase I of our strategic review was focused on building a strong foundation from which Neptune will be positioned to stabilize and grow into a pure-play CPG company. Our decision to formally commence Phase II of this strategic review reflects our commitment to rebuilding and enhancing shareholder value. We believe that this comprehensive evaluation of our strategic options acts as the first step toward allowing us to fully leverage our assets and deliver value for all our key stakeholders, including shareholders, customers, partners, and employees."

The Board anticipates it will conclude this review and announce the strategic plan by Q1 or Q2 of 2024, with the intent to take action before the end of the calendar year. However, there is no assurance that this process will result in any specific transaction or that any transaction will be successful. There is also no assurance as to the specific terms or timing for any agreed transaction if one were to result. The Company does not plan to make further comment or disclosures regarding this review until required by law or otherwise deemed appropriate.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec, the Company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based, and purpose-driven lifestyle brands. The Company's products are available in more than 27,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and NurturMe, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the Company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements relate to future events or future performance and reflect management's expectations or beliefs regarding future events including, but not limited to, statements with respect to the review of strategic and financial alternatives, management's assessment of the potential for growth and profitability of its brands, restructuring initiatives and anticipated costs, the expected objectives and financial targets underlying its strategic plan, the nature and timing of any transaction or announcements of any transaction or strategic plan, as well as the anticipated benefits of such transactions and their expected impact on the Company's outlook, operations, opportunities, financial condition, business plan and overall strategy.

Forward-looking statements are presented for the purpose of assisting investors and others in understanding certain key elements of the Company's current objectives, strategic priorities, expectations and plans, and in obtaining a better understanding of the Company's business and anticipated operating environment. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" sections contained in Neptune's latest annual report on Form 10-K, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. With respect to the pursuit of the strategic alternatives discussed herein specifically, certain factors that could cause actual results to differ materially from those anticipated in the forward looking statements include, but are not limited to: the failure to satisfy the conditions to the completion of these transactions or delay in completing, and uncertainty regarding the length of time required to complete, such transactions, and all or part of the intended benefits therefrom not being realized and the anticipated proceeds therefrom not being available to the Company within the anticipated timeframe, or at all; and alternate sources of funding that would be used to replace the anticipated proceeds from such transactions may not be available when needed, or on desirable terms.

Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254